Exhibit 99.1

Montpelier Re Holdings Ltd.

c/o Company Secretary

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

March 5, 2010

I, Allan W. Fulkerson, hereby resign as a Director of Montpelier Re Holdings Ltd. immediately following the forthcoming annual general meeting, effective as of the 19th day of May, 2010.

Signed:	/s/ Allan W. Fulkerson
Allan W. Fulkerson